Exhibit 99

Glacier Bancorp, Inc. Completes Acquisition of First National Banks - West Co.

          KALISPELL, Mont., March 1 /PRNewswire-FirstCall/ -- Glacier Bancorp, Inc. (Nasdaq: GBCI) announced the completion of the acquisition of First National Banks - West Co. and its bank subsidiary First National Bank - West, a commercial bank with approximately $240 million in assets with seven locations in western Wyoming, including Evanston (2), Kemmerer, Mountain View, Pinedale, Alpine and Afton.

          Glacier Bancorp, Inc. is the parent company for seven community banks, including Glacier Bank, Kalispell; Glacier Bank, Whitefish; First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman and Western Security Bank, Billings, all located in Montana; as well as Mountain West Bank, Coeur d’Alene, with operations in Idaho, Utah and Washington.

SOURCE  Glacier Bancorp, Inc.
          -0-                              03/01/2005
          /CONTACT:  Michael J. Blodnick, +1-406-751-4701, or James H. Strosahl,
+1-406-751-4702, both of Glacier Bancorp, Inc./